UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into A Material Definitive Agreement

The Boards of Directors of Sabre Inc., the direct subsidiary of Sabre Holdings Corporation (the “Company”) and lastminute.com plc (“lastminute.com”) announced, in the press release attached as Exhibit 99.1 hereto, that they have reached agreement on the terms of a recommended cash acquisition (the “Acquisition”) by Sabre Inc. for lastminute.com at a price of 165 pence in cash per lastminute.com share.  The Acquisition will be made by Travelocity Europe Limited (“Travelocity Europe Limited”), an indirect subsidiary of the Company established for the purpose of the Acquisition.

The Acquisition price of 165 pence per lastminute.com share values lastminute.com’s Diluted Share Capital at approximately GBP£577 million.  The terms of the Acquisition imply an enterprise value for lastminute.com of approximately £606 million, including gross debt as at March 31, 2005 of approximately £69 million and cash at bank and in hand as at March 31, 2005 of approximately £40 million.  The Acquisition price of 165 pence per lastminute.com share represents a premium of approximately 57 percent. over the closing middle market price of 105 pence per lastminute.com share on May 10, 2005, being the last business day prior to the announcement by lastminute.com confirming it had received an approach which may or may not result in an offer for the company. The Acquisition price represents a 47 per cent premium over lastminute.com’s average share price for the 30 business days to May 10, 2005.

The value of the Diluted Share Capital has been calculated as follows: 165 pence multiplied by the total number of lastminute.com shares in issue plus the number of lastminute.com shares underlying options with exercise prices of 165 pence or less minus the weighted average exercise price of such options multiplied by the number of those options. “Diluted Share Capital” means the total number of issued shares of lastminute.com plus the number of lastminute.com shares underlying options which have an exercise price of 165 pence or less.

It is intended that the Acquisition will be implemented by way of a scheme of arrangement under section 425 of the U.K. Companies Act.  A scheme of arrangement (“Scheme”) is a Court procedure to enable Travelocity Europe Limited to become the owner of all the shares in lastminute.com.  The Scheme will require the approval at a Court Meeting of a majority in number representing not less than 75 percent in value of lastminute.com shareholders present and voting, either in person or by proxy, in favor of the Scheme.  There will also be an extraordinary general meeting of lastminute.com (“EGM”) convened, at which special resolutions to approve the scheme, a related reduction of capital and amendments to lastminute.com’s articles of association will require the approval of not less than three-fourths of the votes cast by lastminute.com shareholders at the EGM.  If the Scheme becomes effective, it will be binding on all lastminute.com shareholders, irrespective of whether they attended or voted at the Court Meeting or at the EGM.  The Scheme document will be mailed in due course and will contain full details of the Scheme and the expected timetable. The transaction is expected to complete by the end of July, 2005.

Travelocity Europe Limited has reserved the right to elect to implement the Acquisition by way of a takeover offer for the lastminute.com shares.  In such event, Travelocity Europe Limited has agreed that such offer would be implemented on the same terms (subject to appropriate amendments, including (without limitation) an acceptance condition set at ninety percent of the shares to which such offer relates or such other percentage as Travelocity Europe Limited may, subject to applicable regulation, decide), so far as applicable, as those which would apply to the Scheme.  Travelocity Europe Limited has also undertaken that if the Scheme, following approval by the requisite majority of lastminute.com shareholders at the Court Meeting of lastminute.com shareholders and the passing of the special resolutions by the requisite majority at the EGM, is not sanctioned by the Court it will implement the Acquisition by way of a takeover offer for the lastminute.com shares, such offer to be made within

28 days of the hearing at which the Court declined to sanction the Scheme (such takeover offer to be implemented on the same terms, so far as applicable, as those which would apply to the Scheme (subject to such amendments as may be agreed by lastminute.com but, in any event, including an acceptance condition set at ninety per cent)).

Lastminute.com has agreed to pay Sabre Inc. an Inducement Fee if:

(A)          prior to the date on which the Scheme lapses or is withdrawn or the Court declines to sanction such Scheme, an alternative proposal (or any amended version of any alternative proposal) (an “Alternative Proposal”) is announced and such Alternative Proposal becomes wholly unconditional; or

(B)           Sabre Inc. or Travelocity Europe announced a firm intention to make an offer in respect of a takeover offer other than by way of the Scheme, and prior to the date on which such offer (or any revision thereof) lapses or is withdrawn, an Alternative Proposal (or any amended version of any Alternative Proposal) is announced and such Alternative Proposal becomes wholly unconditional; or

(C)           the directors of lastminute.com withdraw or adversely modify their recommendation to lastminute.com shareholders to vote in favor of the Scheme and/or the lastminute.com EGM Resolutions, provided that Sabre Inc. does not withdraw or lapse its support for such Scheme other than in circumstances where (i) prior to an Alternative Proposal lapsing or being withdrawn, the Court adjourns the Court Meeting and lastminute.com adjourns the lastminute.com EGM; and (ii) following such Alternative Proposal lapsing or having been withdrawn, the Court Meeting and lastminute.com EGM are not held within 28 days of such Alternative Proposal lapsing or being withdrawn; or

D)            Sabre Inc. or Travelocity Europe announced a firm intention to make an offer in respect of a takeover offer other than by way of a Scheme and the directors of lastminute.com withdraw or adversely modify their recommendation to lastminute.com shareholders to accept such offer (or any revision thereof), provided that following such withdrawal or adverse modification of the recommendation Sabre Inc. or Travelocity Europe Limited (as the case may be) does not withdraw or lapse its offer until either (i) at least 14 days after an Alternative Proposal has lapsed or been withdrawn, or (if a shorter period) (ii) the final day on which the Panel permits such offer to be declared unconditional as to acceptances; or

E)            the Panel allows Travelocity Europe Limited to withdraw its support for the Scheme, or if Sabre Inc.  has issued a Rule 2.5 announcement in respect of a takeover offer other than by way of a Scheme, the Panel allows Sabre Inc. or Travelocity Europe Limited to withdraw such offer, in either case, by reason of a breach of either of the Conditions set out in paragraphs 2(e) and 2(g) of the Implementation Agreement or by reason of this agreement being terminable under clause 11.1(A) of the Implementation Agreement.

lastminute.com has represented to Sabre Inc. and Travelocity Europe Limited. that it has not entered into any inducement fee or similar arrangement in connection with an Alternative Proposal with any third party which is not acting in concert with Sabre Inc. and lastminute.com has undertaken that it will not enter into any arrangement in respect of any inducement fee or similar arrangement in connection with an Alternative Proposal with any competing offeror except (i) if the inducement fee or similar arrangement is not entered into until the date which is ten days after the announcement by the competing offeror of a firm intention to make an offer or a pre-conditional offer which is, in each case, at an offer price which is higher than the price offered by Travelocity Europe Limited for the lastminute.com Shares (“a Competing Offer”); or (ii) its obligation to pay such fee has no effect if, prior to the date which is ten days after the announcement of a Competing Offer, Sabre Inc. or Travelocity Europe Limited announces a revision of the terms of the Acquisition which provides for a price per lastminute.com share which is no less than the price offered by the competing offeror and the revised terms of the Acquisition are no less favorable to the lastminute.com shareholders taking account of all the circumstances including, without limitation, the obligations to pay inducement fees to Sabre Inc. and (if Sabre Inc. or Travelocity Europe Limited. does not revise the terms of the Acquisition) the competing offeror.  lastminute.com has also undertaken that, in any event, the terms of any inducement fee agreed with a competing offeror shall be no more favorable to the competing offeror than the terms of the inducement fee agreed with Sabre Inc.; and that it shall not enter into any arrangement in respect of any inducement fee or similar arrangement in respect of an Alternative Proposal with more than one competing offeror.

The lastminute.com board of directors, which has been so advised by Merrill Lynch and UBS, has stated in the U.K. Rule 2.5 announcement that it considers the terms of the Acquisition to be fair and reasonable. In providing advice to the lastminute.com board, Merrill Lynch and UBS have taken account of the commercial assessments of the lastminute.com board of directors. Accordingly, the lastminute.com board of directors intends unanimously to recommend to lastminute.com Shareholders to vote in favor of the Scheme as they have irrevocably undertaken to do in respect of their own beneficial holdings of lastminute.com shares (representing, in aggregate taken together with their related trusts and close family members, approximately 7.2 percent of the existing issued share capital of lastminute.com).

The Company expects the proposed acquisition, post deal integration costs, to be neutral to its fully diluted adjusted earnings per share for the financial year ending December 31, 2005 (after adjustment for stock compensation and intangible amortization from merger and acquisition activity) (“Adjusted EPS”).  The Company expects the proposed acquisition, post deal integration costs, to be significantly accretive to its fully diluted Adjusted EPS for the financial year ending December 31, 2006.  This statement is not intended to provide a forecast or estimate of the profits for any financial period of either the Company or lastminute.com or to imply that the profits of either company for the financial years ending December 31, 2005 or December 31, 2006 will be greater than those for the preceding financial periods.  Neither should this statement be interpreted to mean that the Company’s earnings per share for 2005 and subsequent periods will necessarily exceed or match those for prior periods on an adjusted basis.  On a U.S. GAAP basis, without adjustments, the proposed acquisition is expected to be dilutive to fully diluted earnings per share for both 2005 and 2006 as the Company amortizes the intangible assets it acquires over their expected life.

Attached hereto as Exhibit 99.2 is a script containing Questions and Answers regarding this development.

Please refer to Item 2.03 of this Report on Form 8-K, incorporated herein by reference, for a description of the Cash Commitment Letter and Credit Agreement related to the Acquisition.

Item 2.03               Creation of a Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement of a Registrant

The Company expects to fund the Acquisition initially with debt and available cash.  The Company has obtained bridge financing and is considering various long-term financing arrangements, which may or may not include a combination of debt, cash, equity or equity-like securities.

On May 12, 2005, the Company’s direct subsidiary Sabre Inc. delivered a cash commitment letter (“Cash Commitment Letter”) to Morgan Stanley & Co. Limited providing assurances, confirmations, acknowledgments, representations, warranties and undertakings related to Travelocity Europe Limited ‘s ability to fund the Acquisition, in order to meet funding certainty requirements in the UK.  The Cash Commitment Letter describes the sources of funds to be made available by Sabre Inc. to Travelocity Europe Limited, including cash deposits and the proceeds of the Credit Agreement described below.  The Cash Commitment Letter also describes currency hedging arrangements.  The Company has generally committed in the Cash Commitment Letter to keeping cash on hand (minus any amounts outstanding under the Company’s revolving credit facility), under hedging activities and available under the Credit Agreement in an amount sufficient to fund the Acquisition.

On May 12, 2005, Sabre Inc. entered into a Credit Agreement by and among itself, as the borrower, Morgan Stanley Senior Funding, Inc., as the Administrative Agent and Syndication Agent, and Morgan Stanley Senior Funding, Inc. and Bear, Stearns & Co., Inc. as Joint Lead Arrangers and Joint Book Managers (the “Credit Agreement”) in order to provide temporary financing in connection with the Acquisition and to satisfy UK legal requirements for certainty of funding for the Acquisition.  The Credit Agreement allows the Company to borrow U.S. Dollars or British Pounds Sterling or both under a senior unsecured, multiple draw term loan facility in an amount equal to $800 million dollars (the “Facility”).  Sabre Inc. will make proceeds under the Facility available to Travelocity Europe Limited in British Pounds Sterling in order to fund the Acquisition.  The Facility may also be used to refinance certain debt of lastminute.com and to pay the fees, costs and expenses associated with the Acquisition.  Certain conditions precedent must be met for funding to occur under the Facility, including the regulatory approvals relating to the Acquisition.

The Credit Agreement requires Sabre Inc. to pay, quarterly and upon termination of the Facility, a commitment fee based on the preceding quarter’s unused portion of the Facility multiplied by the Commitment Fee percentage as defined in the Credit Agreement.  The Credit Agreement also requires Sabre Inc. to pay other fees based on the Facility amount.  Borrowings under the Facility carry interest at a variable rate determined, at Sabre Inc.’s option, at the Base Rate or Eurocurrency Rate as defined in the Credit Agreement, plus an Applicable Percentage that varies with the Company’s credit rating.

The Facility will expire fifteen months after the Effective Date as defined under the Credit Agreement.  Sabre Inc. may prepay all or any part of the Facility without prepayment penalty, other than any breakage costs associated with the early repayment of a Eurocurrency Rate Loan as defined in the Credit Agreement.  After the Acquisition, Sabre Inc. would be required to repay Borrowings under the Facility with the net cash proceeds received by the Company from (i) the issuance of capital stock and indebtedness for money borrowed with a maturity in excess of one year (excluding, among other things, borrowings under the Company’s existing Revolving Credit Agreement) and (ii) asset sales with a value of more than $200 million individually or $200 million in the aggregate.  The Credit Agreement contains other covenants, representations, terms and conditions that are typical for a bridge credit facility of this type, including covenants which could, among other things, restrict the Company’s ability to incur additional debt and which limit its ability to pay dividends or repurchase its common stock in excess of $150 million during the term of this agreement.  In addition, the Credit Agreement prohibits the Company from having a consolidated leverage ratio (debt to EBITDA) of greater than 5.0:1.0 or permitting its consolidated net worth from being less than $1.242 billion (after giving effect to certain adjustments provided for in the Credit Agreement).

The Company has engaged Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Senior Funding, Inc., as the financial advisor to the Company regarding the Acquisition.

Item 9.01.              Financial Statements and Exhibits

Exhibit(s)

Exhibit	Description
99.1	News Release Reporting the Execution of an Agreement to Acquire lastminute.com plc., issued by Sabre Holdings Corporation on May 12, 2005
99.2	Scripted Questions and Answers (Q&A) dated May 12, 2005, to be used by Sabre Holdings Corporation regarding this development.

Cautionary Notice

Statements in this report which are not purely historical facts or which necessarily depend upon future events, including statements about the anticipated benefits of the proposed transaction to Sabre Holdings Corporation (including the expected synergies or the forecasted effects of the transaction on the financial performance of the company) or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in the Scheme of Arrangement procedure, in the integration of the acquired business (such as ensuring the effectiveness of the design and operation of the internal and disclosure controls of the business to be acquired), in securing long-term financing for the proposed transaction, or in competition within the European marketplace from established or emerging competitors. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: May 12, 2005
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit(s)

Exhibit	Description
99.1	News Release Reporting the Execution of an Agreement to Acquire LastMinute.com plc., issued by Sabre Holdings Corporation on May 12, 2005
99.2	Scripted Questions and Answers (Q&A) dated May 12, 2005, to be used by Sabre Holdings Corporation when discussing this development with representatives of the financial community.